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Exhibit 10.9

                               , 2008

Cherry Tree Acquisition Corp.
301 Carlson Parkway
Suite 103
Minneapolis, MN 55305

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020

  Re:
  Initial Public Offering

Gentlemen:

        The undersigned stockholder of Cherry Tree Acquisition Corp. ("Company"), in consideration of Lazard Capital Markets LLC ("Lazard") agreeing to underwrite an initial public offering of securities ("IPO") of the Company and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

          1.     If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

          2.     The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by him ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, service provider, financing provider or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund and only if such a vendor or prospective target business does not execute an agreement waiving any claims against the Trust Fund.

          3.     The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Lazard that the business combination is fair to the Company's unaffiliated stockholders from a financial point of view. The undersigned acknowledges and agrees that the Company will not consummate a Business Combination with any company with which the undersigned has had any discussions, formal or otherwise, prior to the consummation of the IPO, with respect to a Business Combination.

          4.     Neither the undersigned, any member of the family of the undersigned, nor any affiliate ("Affiliate") of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to repayment of a $50,000 note, and provided further that commencing on the Effective Date, Cherry Tree Companies, LLC ("Related Party") shall be allowed to charge the Company $10,000 per month to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

          5.     Neither the undersigned, nor any Affiliate of the undersigned, will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, or any Affiliate of the undersigned, originates a Business Combination.

          6.     The undersigned will escrow all of the Insider Shares beneficially owned by him acquired prior to the IPO until one year after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. The undersigned understands that if the underwriters do not exercise any part of their over-allotment option, then certain of the undersigned's Insider Shares shall be cancelled upon expiration of the over-allotment option, and the undersigned will receive no consideration for such cancellation.

          7.     The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

          8.     The undersigned hereby waives its right to exercise conversion rights with respect to any shares of the Company's common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

          9.     The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company's Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances

          10.   In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

          11.   The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

          12.   This Agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This Agreement shall terminate on the earlier of (i) the date upon which a Business Combination is consummated, or (ii) the Company's earlier liquidation; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this Agreement.

          13.   No term or provision of this Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned with the written consent of the Company and Lazard.

          14.   This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Lazard and appoint a substitute agent acceptable to each of the Company and

  Lazard within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

          15.   As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO; and (v) "Trust Fund" shall mean the trust fund into which a portion of the net proceeds of the Company's IPO will be deposited.

Adam Smith Companies, LLC Print Name of Insider
Signature

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  Exhibit 10.9